                                                                   EXHIBIT 99.25


EXCEPT AS PERMITTED BY SECTION 8 HEREOF, NO TRANSFER SHALL BE MADE AT ANY TIME UNLESS THE COMPANY SHALL HAVE BEEN SUPPLIED WITH EVIDENCE REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").


                      VITAFORT INTERNATIONAL CORPORATION

                         _____________________________

                              OPTION TO PURCHASE
                                    12,000
                            SHARES OF COMMON STOCK
                              AS HEREIN DESCRIBED


                           Dated: as of May 28, 1998

                    This certifies that, for value received

                               PAULA R. PHILLIPS


or registered assigns (the "Holder") is entitled, subject to the terms set forth herein, to purchase from VITAFORT INTERNATIONAL CORPORATION (the "Company"), a Delaware corporation having its offices at 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067 Twelve Thousand (12,000) shares of the Company's common stock subject to adjustment as set forth herein.

1.   DEFINITIONS.  Unless otherwise provided herein, the following terms shall
     -----------
be defined as follows:

     1.1 "Common Stock" or "Common Shares" shall initially refer to the Company's common stock including Underlying Securities, as more fully set forth in Section 4 hereof.

     1.2 "Company" shall mean VITAFORT INTERNATIONAL CORPORATION, its successors and assigns.

     1.3  "Effective Date" shall mean May 28, 1998.

     1.4  "Expiration Date" shall mean the day immediately preceding the third
(3rd) anniversary date of the date of the Effective Date.

     1.5  "Holder" shall mean PAULA R. PHILLIPS or her registered assigns.

     1.6 "Option" shall mean the Holder's right to purchase the Common Shares pursuant to the terms contained herein.

     1.7 "Option Price" or "Common Share Price" shall be One Dollar ($1.00) per Share subject to adjustment as set forth herein.

     1.8  "Purchase Form" shall mean the form attached hereto as Exhibit "A".

     1.9 "Underlying Securities" or "Underlying Shares" or "Underlying Stock" shall refer to the Common Shares or other securities or property issuable or issued upon exercise of the Options.

     1.10 "Registrable Securities" means:

          (a) The Stock and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock.

          (b) The Common Stock issuable or previously issued on the exercise of the Option and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued on such exercise.

          (c) The Common Stock issuable or previously issued on the exercise of the Options and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued on such exercise.

     1.11 "Registrable Securities Holder" means any holder of outstanding Registrable Securities, provided, however, that for the purpose of this definition the holder of this Option shall be deemed to be the Holder of the Registrable Securities into which that security is then exercisable.

2.   TERMS OF OPTION.
     ---------------

     2.1  VESTING OF OPTION
          -----------------

          (a)  Holder shall have the right to exercise this Option as follows:

               (i) Upon the Effective Date, Holder shall have the right to exercise the Option for up to 12,000 shares.

     2.2  EXERCISE OF OPTION.
          ------------------

          (a)  Exercise by Payment.  Subject to the terms of this Option, the
               -------------------
     purchase rights represented by this Option may be exercised by the Holder hereof, in whole or in part (but not as to less than 1,000 Common Share multiples), at any time, and from time to time, during the period commencing on the Effective Date and terminating on the Expiration Date. An Option may be exercised by the Holder upon presentation of this Option, with the Purchase Form duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to the terms hereof), specifying the number of Common Shares as to which the Option is being exercised, and upon payment by the Holder to the Company of the Option Price. Such payment shall be made by presentation of open unpaid invoices, by cash, certified check, bank draft or confirmed wire transfer, in an amount equal to the Option Price times the number of Common Shares then being purchased hereunder.

          (b)  Cashless Exercise.  Notwithstanding the payment provisions set
               -----------------
     forth in Section 2.2 (a) above, the Holder may elect to receive Shares equal to the value of this Option (or any portion thereof vested but unexercised) by surrender of this Option at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

          X = Y(A-B)
              ------
                 A

          Where:    X =  the number of Shares to be issued to Holder;
                    Y = the number of Shares purchasable under this Option at the time of such calculation;
                    A =  the Fair Market Value of one Share, and
                    B =  the Exercise Price at the date of such calculation.

               For purposes of this Section 2.2 (b), the Fair Market Value of one Share shall mean (i) if the Company's Common Stock is listed on any established stock exchange or national market system, including, without limitation, the national market quotation system of NASDAQ, the closing price of one share of the Company's Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Company's Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board of Directors of the Company may deem reliable; (ii) if the Company's Common Stock is quoted on NASDAQ, but not the national market thereof, or regularly quoted by a recognized securities dealer by selling prices are not quoted, the mean between the high and low asked prices for the Company's Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal, or (iii) as otherwise reasonably determined by the Board of Directors of the Company, acting in good faith. The rights granted under this section 2.2(b) shall not be available (a) for a period of six months after the Holder has requested inclusion of the Underlying Securities in any registration statement to be filed by the Company or (b) at any time when the Underlying Securities may be sold under an effective registration statement filed by the Company.

          (c)  Effect of Exercise.  Company agrees that the Holder hereof shall
               ------------------
     be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Option shall have been presented and payment made for such Underlying Securities as aforesaid. Certificates for the Underlying Securities so obtained shall be delivered to the Holder hereof within a reasonable time, not exceeding fourteen (14) days, after the rights represented by this Option shall have been so exercised. If this Option shall be exercised in part only or transferred in part by this Option for cancellation or partial transfer, upon request by the Holder the Company shall deliver a new Option evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Option shall not extinguish any rights granted related to registration of the Underlying shares under the Securities Act of 1933, as amended (the "Act"), as may be set forth elsewhere herein.

     2.2. EXCHANGE OF OPTION.  Subject to the provision of restrictions on
          ------------------
transfer related to the requirement for registration under the Act and such other restrictions as may be set forth herein; (i) this Option is exchangeable at the option of the Holder at the aforesaid office of the company for other Options of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and
(ii) this Option may be divided or combined with other Options which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Options are to be issued, and the payment of any transfer tax due in connection therewith.

3.   ADJUSTMENT OF OPTION AND NUMBER OF SHARES.  Subject and pursuant to the
     -----------------------------------------
provisions of this Section 3, the Option Price and number of Common Shares subject to this Option shall be subject to adjustment from time to time as set forth hereinafter in this Section 3.

     3.1  SUBDIVISION OF SHARES.  If the Company shall at any time subdivide its
          ---------------------
outstanding common Shares by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of Common Shares subject to this Option immediately prior to such subdivision shall be proportionately increased and the Option Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding common Shares by recapitalization, reclassification or combination thereof or other means, the number of Common Shares subject to this Option immediately prior to such combination shall be proportionately decreased and the Option Price shall be proportionately increased. Any such adjustment and adjustment to the Option Price shall become effective at the close of business on the record date for such subdivision or combination.

     3.2  DISTRIBUTION OF SECURITIES OR OTHER ASSETS. If the Company after the
          ------------------------------------------
date hereof shall distribute to all of the holders of its common shares any securities including, but not limited to Common Shares, or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the company), the Company shall be required to make such equitable adjustment in the Option Price and the type and/or number of Underlying Securities in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Option rights substantially proportionate to and economically equivalent to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made reasonably and in good faith by the Company shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

     3.3  MINIMUM ADJUSTMENT.  No adjustment in the number of Common shares
          ------------------
subject to this Option or the Option Price shall be required under this Section 3 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common shares issuable upon exercise of the Option, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or adjustment in the number of Common Shares subject to the Option shall be required by reason of the making of such record.

     3.4  REORGANIZATION.  In case of any capital reorganization or
          --------------
reclassification or change of the outstanding Common Shares (exclusive of a change covered by Section 3.1 hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the company with or into another corporation (other than a consolidated or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Shares), or in the case of any sale or conveyance or transfer of all or substantially all of the property of the Company and in connection with which the Company is dissolved, the Holder of this Option shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof, for the same aggregate Option Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Common Shares of the Company equal to the number of common shares obtainable upon exercise of this Option immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Shares covered by Section 3.1, then such adjustment shall be made pursuant to both this Section 3.4 and Section 3.1. The provisions of this Section 3.4 shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

     3.5  FRACTIONAL SHARES.  The Company shall not be required to issue
          -----------------
fractional Common Shares upon any exercise of this Option. As to any final fraction of a Common Share which the Holder of this Option would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of such stock on the business day preceding the day of exercise or book value as determined by the Company's independent public accountants if not publicly traded. The Holder of this Option, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Option. As used herein, the current market price per share at any date shall be the price of Common Shares on the business day immediately preceding the event requiring an adjustment hereunder and shall be
(A) if the principal trading market for such securities is an exchange or NASDAQ NMS, the closing price on such exchange or NASDAQ NMS on such day provided if trading of such Common Shares is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape or (B) if the principal market for such securities is the over-the-counter market, the high bid price on such date as set forth by NASDAQ SmallCap or the NASDAQ Electronic Bulletin Board, if the security is not quoted on NASDAQ SmallCap or the NASDAQ Electronic Bulletin Board, the high bid price as set forth in the National Quotation Bureau sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available.

     3.6  CERTIFICATE.  Irrespective of any adjustments pursuant to this Section
          -----------
3 in the Option Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Option, and Without impairing any such adjustment, this certificate representing this Option may continue to express the Option Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

     3.7  DETERMINATION OF SHARES AND OPTION PRICE.  Until this Option is
          ----------------------------------------
exercised, the Underlying Shares, and the Option Price shall be determined exclusively pursuant to the provisions hereof.

     3.8  ADJUSTMENT NOTICE.  Upon any adjustment of this Option the Company
          -----------------
shall give written notice thereof to the Holder which notice shall include the number of Underlying Securities purchasable and the price per share upon exercise of this Option and shall set forth in reasonable detail the events which resulted in such adjustment.

4.   COMMON STOCK.  For the purposes of this Option, the terms "Common Shares"
     ------------
or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the Effective Date or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes from par value to no par value, or from no par value to par value or changes in par value. If at any time, as a result of an adjustment made pursuant to Section 3, the securities or other property obtainable upon exercise of this Option shall include shares or other securities of another corporation or other property, then thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in
Section 3, and all other provisions of this Option with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 3, be deemed to refer also to any other shares or other securities or property when obtainable as a result of such adjustments.

5.   OBLIGATIONS OF THE COMPANY.  The Company covenants and agrees that:
     --------------------------

     (a) During the period within which the rights represented by this Option may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Option, such number of its Common Shares as shall be issuable upon the exercise of this Option and at its expense will obtain the listing thereof on all quotation systems or national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Option, the Company will take such corporate action as may be necessary to increase it authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this
Option:

     (b) All Common Shares which may be issued upon exercise of the rights represented by this Option will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and

     (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Options.

6.   VOTING RIGHTS.  Until exercised, this Option shall not entitle the Holder
     -------------
hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Option shall be deemed to be a shareholder of the company for the purpose of bringing suit on the ground that the issuance of shares of stock of the Company is improper under the Delaware General Corporation Law.

7.   REGISTRATION RIGHTS OF HOLDERS.
     ------------------------------

     7.1  Piggyback Registration.  Subject to the provisions of section 7.2, if
          ----------------------
at any time or from time to time prior to the period which ends one (1) year following the exercise period of this Option, as specified in Section 1.4 the Company shall determine to file a registration statement under the Securities Act for any sales of Shares of the Common Stock (or any warrants, units, convertible securities, rights or other securities linked or bundled with any shares of Common Stock register any of its securities), either for its own account or otherwise, other than registrations relating solely to securities to be issued by the Company in connection with any acquisition, employee stock option or employee stock purchase or savings plan on Form S-4 or S-8 (or successor forms) under the Securities Act, the Company will:

          (a) Give to each Holder written notice of its determination (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) no later then thirty (30) days before its filing with the Securities and Exchange Commission; and

          (b) Include in such registration and any related qualification under blue sky laws or other compliance, and in any underwriting in connection with the registrations, all the Registrable Securities specified in a written request or requests, made within such thirty (30) day period by Holder or Registrable Securities Holders, except as set forth in Section
     7.1 (c) and 7.2 below

          (c)  If the registration of which the Company gives notice under
     Section 7.1 (a) is for a registered public offering involving an underwriting, the Company shall so advise the Registrable Securities Holders as part of the written notice under that section. In that event, the right of any Registrable Securities Holder to registration under such section shall be conditioned on the participation in the underwriting of that Registrable Securities Holder and the inclusion of that Registrable Security Holder's Registrable Securities in the underwriting to the extent provided in this section. All Registrable Securities Holders proposing to distribute their securities through the underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this section, if the underwriter determines in good faith that the inclusion of such Registrable Securities would jeopardize the successful sale of such other securities proposed to be sold by such underwriter, the underwriter may exclude all Common Stock except that being sold on behalf of the Company or limit the amount of non-Company Common Stock, in which case the Registrable Securities Holders shall be entitled to participate in such registration in proportion to their relative holdings of Registrable Securities, provided, if it is not the first
                                         --------
     registered offering the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting unless (and except and to the extent that) there is included (or has previously been included) in a registration under this

     Section 7, Shares representing at least 33-1/3% of the sum of (i) the Underlying Shares obtained pursuant to a previous exercise of this Option, and (ii) the Underlying Shares then obtainable upon exercise of this Option.

     7.2  Rights Not Applicable.  Notwithstanding the provisions of Section 7.1,
          ---------------------
the right of any Registrable Securities Holder to participate in a registration as provided for in such section shall not exist under the following circumstances:

          (a) If at the time Company would otherwise be required to give the notice to Registrable Securities Holders under Section 7.1(a), any Registrable Securities Holder is then a holder of Underlying Shares which have been acquired pursuant to exercise of the Option, and if such Registrable Securities Holder is then permitted to sell or transfer the Underlying Shares under Rule 144 of the Securities and Exchange Commission, then as to such shares only, the registration rights provided for in
     Section 7.1 shall not apply.

          (b) The right of Registrable Securities Holders to participate in a registration as provided for in Section 7.1 shall expire one (1) year following the period in which this Option can be exercised, as specified in
     Section 1.4.

     7.3  Expenses.  All expenses (which term does not include underwriting
          --------
discounts or commissions) incurred in connection with any registration, qualification, or compliance under Section 7.1, including, without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and accounting fees incidental to or required by such registration shall be borne by the Company; provided, however, that:

          (a) The Company shall be required to pay the fees in connection with registrations, filings, and qualifications under state securities laws only with regard to such registrations, filings, and qualifications as the initiating Registrable Securities Holders may reasonably request in order to permit adequate distribution and orderly marketing of its securities;

          (b) If registration is effected under Section 7.1, any such expenses which the Company is not required to pay shall be borne by the holders of the securities so registered, pro-rata on the basis of the number of shares so registered.

     7.4  Company's Continuing Efforts.  The Company will keep each
          ----------------------------
participating Registrable Securities Holder advised in writing of the initiation and the completion of each registration, qualification, and compliance effected by the Company under Section 7.1. At the expense of the party or parties at the time bearing the expenses under Section 7.3 (b) the Company will:

          (a) Keep such registration, qualification, or compliance effective for six (6) months or until the Registrable Securities Holders have completed the distribution described in the relevant registration statement, whichever first occurs, provided that the each Registrable Securities Holder of Registrable Securities included in such a registration, qualification, or compliance shall use its best efforts to distribute those Registrable Securities as promptly as practicable consistent with the distribution described in the relevant registration statement and with requirements for the orderly marketing of those securities; and

          (b) Furnish as many prospectuses and other documents incident to the registration, qualification, and compliance as Holder from time to time may reasonably request.

8.   TRANSFERS.
     ---------

     8.1 This Option is granted to Holder as an incentive to remain a consultant to the Company, and to continue performing services to Company pursuant to the Agreement. Therefore, this Option is not transferable in whole or in part without the express consent of Company, which consent may be withheld for any reason in Company's sole discretion.

     8.2 No transfer of all or a portion of the Option or Underlying Securities shall be made at any time unless such transfer is registered under the Securities Act and registered or qualified pursuant to applicable state securities laws or exemptions from such requirements are available and the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Act and applicable state securities laws. Subject to the satisfaction of the aforesaid condition and upon surrender of this Option or certificates for any Underlying Securities at the office of the Company, the Company shall deliver a new Option or Options or new certificates or certificates for Underlying Securities to and in the name of the assignee or assignees named therein. Any such certificate may bear a legend reflecting the restrictions on transfer set forth herein.

9.   LOST, STOLEN OR MUTILATED OPTION.  If this Option is lost, stolen,
     --------------------------------
mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may reasonably impose, issue a new Option of like denomination, tenor and date. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Option shall be at any time enforceable by anyone.

10.  ISSUANCE OF SUCCESSOR OPTION.  Any Option issued pursuant to the provisions
     ----------------------------
of Section 9, or upon transfer, exchange, division or partial exercise of this Option or combination thereof with another Option or Options, shall set forth each provision set forth in this Option as each such provision is set forth herein, and shall be duly executed on behalf of the Company by its chief executive officer.

11.  SURRENDER OF OPTION.  Upon surrender of this Option for transfer or
     -------------------
exchange or upon the exercise hereof, this Option shall be canceled by the Company, and shall not be reissued by the Company and, except as provided in
Section 2 in case of a partial exercise or an exchange or Section 8 in case of a transfer, or Section 9 in case of mutilation. Any new Option certificate shall be issued promptly but not later than fourteen (14) days after receipt of the old Option certificate.

12.  SUCCESSORS.  This Option shall inure to the benefit of and be binding upon
     ----------
the Holder hereof, the Company and their respective successors, heirs, executors, legal representatives and assigns.

13.  NOTICES.  All notices required hereunder shall be in writing and shall be
     -------
deemed given when telegraphed, delivered personally, or within two (2) days after being sent by Federal Express, Airborne Express, UPS or other recognized international overnight courier, to the party to whom such notice is intended, at the address of such other party as set forth on the first page hereof, or at such other address of which the Company or Holder has been advised by the notice hereunder.

14.  SEVERABILITY.  In the event that any one or more of the provisions
     ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

15.  APPLICABLE LAW.  The validity, interpretation and performance of this
     --------------
Option and of the terms and provisions hereof shall be governed by the laws of the State of California applicable to agreements entered into and performed entirely in such state. The Federal and State Courts which sit in the County of Los Angeles, State of California shall have exclusive jurisdiction over any dispute arising hereunder.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer as of May 28, 1998.

VITAFORT INTERNATIONAL CORPORATION


By:  /s/ Jack B. Spencer
   --------------------------------------
     Jack B. Spencer
     Chief Operating Officer
     Chief Financial Officer

ACCEPTED AS OF THE EFFECTIVE DATE


   /s/ Paula R. Phillips
-----------------------------------------
     Paula R. Phillips

                                  EXHIBIT "A"
                                  -----------

                                 PURCHASE FORM
                                TO BE EXECUTED
                            UPON EXERCISE OF OPTION



          The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase __________________ Common Shares evidenced by the within Option, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.

     The undersigned requests that certificates for such shares and Options shall be issued in the name set forth below.

     Dated:_____________________


                         By:________________________________________________
                                        Signature

                         ___________________________________________________
                         Print Name and Title of Signatory

                         ___________________________________________________
                         Name to whom certificates are to be issued if different from above.

Address:___________________________________________________________

Social Security No. or other identifying number: __________________

If said number of shares and Options shall not be all of the shares purchasable under the within Option, the undersigned requests that a new Option for the unexercised portion be registered in the name of:

                                         __________________________
                                               (Please Print)
Address:___________________________________________________________

Social Security No. or other identifying number:___________________

     Signature:     ________________________________________

                    ________________________________________
                    Print Name of Signatory

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

                              FORM OF ASSIGNMENT
                              ------------------


     FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers to _____________________________________ (Social Security or I.D. No.
________________________) the within Option, or that portion of this Option purchasable for common shares together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Option on the register of the within named Company, with full power of substitution.



                              _____________________________
                                        Signature


Dated:

Signature Guaranteed:





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